Power of Attorney Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of David L. Trautman, Matthew R. Miller and Brady T. Burt, or any of them acting singly, and with full power of substitution and re-substitution, the undersigned’s true and lawful attorney-in-fact (each of such persons and their substitutes being referred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to: 1. Prepare, execute, and submit to the Securities and Exchange Commission ("SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required or considered by the Attorney-in-Fact to be advisable under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation of the SEC; 2. Prepare, execute and submit to the SEC, Park National Corporation (the “Corporation”), and/or any national securities exchange on which the Corporation’s securities are listed (if required under applicable SEC rules and regulations or the rules of any such national securities exchange) any and all reports (including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney-in-Fact considers it advisable to file with the SEC, under Section 16 of the Exchange Act or any rule or regulation thereunder, with respect to any security of the Corporation, including Forms 3, 4 and 5; and 3. Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Corporation's equity securities from any third party, including the Corporation and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact. The undersigned acknowledges that: a) This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act, in the Attorney- in-Fact’s discretion, on information provided to the Attorney-in-Fact without independent verification of such information; b) Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in- Fact, in the Attorney-in-Fact’s discretion, deems necessary or desirable; c) Neither the Corporation nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and d) This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.